As filed with the Securities and Exchange Commission on September 11, 2014

Registration Statement No. 333-186336

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Digital TV Holding Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0536440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Jingmeng High-Tech Building B, 4th Floor

No. 5 Shangdi East Road

Haidian District, Beijing 100085

People’s Republic of China

(Address of principal executive offices)

CHINA DIGITAL TV HOLDING CO., LTD. 2012 STOCK INCENTIVE PLAN

(Full title of the plan)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 590-9070

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On January 31, 2013, China Digital TV Holding Co., Ltd. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Registration No. 333-186336) (the “Registration Statement”) registering an aggregate number of 1,200,000 shares, par value $0.0005 per share (the “Ordinary Shares”), of the Registrant, which were reserved for issuance under the China Digital TV Holding Co., Ltd. 2012 Stock Incentive Plan (the “2012 Plan”).

This Amendment to the Registration Statement is filed solely to add Exhibit 4.3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 POS and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on September 11, 2014.

China Digital TV Holding Co., Ltd.

By:	/s/ Zengxiang Lu
Name:	Zengxiang Lu
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Jianhua Zhu, Dr. Zengxiang Lu and Mr. Zhenwen Liang, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title

/s/ Jianhua Zhu	Director
Jianhua Zhu

September 11, 2014

/s/ Zengxiang Lu	Chairman and Chief Executive Officer (principal executive officer)
Zengxiang Lu

September 11, 2014

II-1

Name	Title

*	Director
Jianyue Pan
September 11, 2014

*	Director
Eric Zhe Xu
September 11, 2014

*	Director
Michael Elyakim
September 11, 2014

*	Director
Songzuo Xiang
September 11, 2014

*By:	/s/ Zengxiang Lu
Name:	Zengxiang Lu, Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit Number		Description

4.1*	—	Second Amended and Restated Articles of Association of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-146072).

4.2*	—	Specimen of Share Certificate representing the ordinary shares, incorporated herein by reference to Exhibit 4.1 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-146072).

4.3	—	China Digital TV Holding Co., Ltd. 2012 Stock Incentive Plan.

5.1*	—	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, on the validity of the securities being registered.

23.1*	—	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP.

23.2*	—	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1*	—	Power of Attorney (included on the signature page).

*	Previously filed in the Registration Statement on January 31, 2013.